Exhibit 99.1

Optium Corporation 200 Precision Road Horsham, PA 19044 267-803-3800 www.optium.com
News Release

Contact:

Veronica Rosa

Investor & Media Relations

267-803-3801

vrosa@optium.com

Optium Corporation Announces Second Quarter Fiscal 2008 Results

Record Revenues of $40.3 Million

Horsham, PA, March 6, 2008 (Prime Newswire) - Optium Corporation (NASDAQ: OPTM), a leading supplier of high-performance optical subsystems, today reported financial results for the second quarter of fiscal year 2008 ended February 2, 2008.

Revenues for the second quarter of fiscal 2008 were $40.3 million, representing an increase of 18.0% from $34.1 million for the same period in the prior year.  Compared to the prior quarter, revenues increased 11.6% from $36.1 million.

Record revenues for the second quarter were driven by sequential growth in ROADMs, Analog & Cable TV and 40Gb/s products.  Revenues from Optium’s 40Gb/s and ROADM product lines grew substantially as Optium continues to aggressively ramp production capacity for these two new product lines.  Compared to the prior quarter, revenues from 40Gb/s products more than doubled in the second quarter and ROADM revenues increased, as anticipated, by 90% sequentially.

“We are pleased with our second quarter results.  We are continuing to manage through volatility in demand for 10Gb/s products from one of our larger customers by making great progress in growing revenues through each of our targeted growth platforms,” commented Eitan Gertel, Chairman and CEO of Optium Corporation.  “During the second quarter, we introduced new high-performance product technologies, expanded capacity for our new product lines and continued to develop relationships with new customers worldwide, particularly in Asia.”

Net loss in the second quarter of fiscal 2008, in accordance with U.S. generally accepted accounting principles (GAAP), was $(0.8) million, or $(0.03) per share, compared to a net loss of $(1.1) million, or $(0.04) per share, in the prior quarter.  Net income for the same period in the prior year was $3.9 million, or $0.15 per diluted share.  Net income declined from the prior year period due primarily to operational expenditures related to the ramp of Optium’s 40Gb/s and ROADM product lines in fiscal 2008 in anticipation of future sales, higher levels of stock-based compensation and patent litigation expenses.

Excluding stock-based compensation expenses, patent litigation expenses, and other non-GAAP adjustments, non-GAAP net income for the second quarter of fiscal 2008 was $1.7 million, or $0.07 per diluted share, compared to $2.1 million, or $0.08 per diluted share, in the prior quarter.  Note:  In evaluating the operating performance of its business, management utilizes non-GAAP financial measures that exclude certain charges and credits required by GAAP that are considered by management to be outside Optium’s core operating results.  See Appendix A and the non-GAAP reconciliation table below for more information.  Non-GAAP net income for the same period in the prior year was $4.5 million, or $0.17 per diluted share.  The decrease in non-GAAP net income from the prior year primarily reflects the operational expenditures Optium has made to diversify its product portfolio with the addition of products and capacity expansion targeted at the high-growth 40Gb/s and ROADM markets.  For the second quarter, approximately 18% of Optium’s revenues were generated from these new product areas, compared to less than 1% for the same period a year ago.

“Our execution in the first half of the fiscal year gives us added confidence that we will meet our objective for annual growth of at least 30% for fiscal 2008,” continued Gertel.  “For the third quarter, we expect revenues to be in the range of $42 to $44 million.

“We are growing our company by expanding our product portfolio and production capacity to address high-growth segments of the optical communications market while building a stronger presence with new customers around the world.  Continued momentum in each of these product areas is expected to result in growing operating leverage over time.  In the near term, we are focused on satisfying the strong customer acceptance of our new product introductions, which has required additional operational investments.   We look forward to continuing to develop these new avenues of growth in fiscal 2008 and to benefit from our strengthening position in the marketplace in the years ahead,” concluded Gertel.

Conference Call Information

The Company will host a conference call to discuss its financial performance and further information regarding its projected results for fiscal 2008 following this release on Thursday, March 6, 2008 at 4:30 p.m. eastern. The dial-in number is (877) 681-3373.  A webcast of the call, both live and archived, will also be available through the investor relations section of Optium’s website at http://ir.optium.com. A replay of the call will be available this evening through midnight on March 13, 2008 and can be accessed by dialing (719) 457-0820 or (888) 203-1112, access code 9833434.

Optium is a leading designer and manufacturer of high-performance optical subsystems supporting core to the edge applications for use in telecommunications and cable TV network systems.  Optium’s broad suite of optical transport solutions features fixed and wavelength agile 10Gb/s and 40Gb/s transceivers and subsystems, 10Gb/s pluggable transceivers, cable TV trunking and distribution subsystems and Optium’s next generation WSS ROADM product line.  Quoted on the NASDAQ Global Market under the symbol “OPTM,” Optium is headquartered in Horsham, Pennsylvania and has offices in Sydney, Australia and Nes Ziona, Israel.  For more information, visit http://www.optium.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, business outlook of Optium Corporation (the “Company”).  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things:  risks associated with our revenue and other financial forecasts, which may differ materially from our actual results; risks associated with the Company’s dependence on a limited number of customers for a significant percentage of its revenues; risks associated with demand patterns from specific customers and for specific products, including higher-end 10Gb/s products and cable TV products; risks associated with the Company’s ability to sell a sufficient number of ROADMs to realize the operational benefits expected from the Company’s acquisition of LCoS IP assets; risks associated with integrating a newly-acquired business; risks associated with changes in the demand for the Company’s products and/or aggressive competition, which may force the Company to reduce prices; risks associated with the development and acceptance of new products and product features; risks associated with dependence on a limited number of component suppliers and/or increased demand for components, which could lead to shortages that could disrupt or delay company shipments; risks associated with making significant investments in the expansion of the business and with increased operating and capital expenditures ahead of anticipated revenues; risks associated with the Company’s products being dependent upon the ability to anticipate and quickly respond to evolving technologies and customer requirements; risk associated with our foreign operations, including foreign currency exchange risks; risks associated with becoming subject to defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company’s intellectual property rights; risks associated with the Company’s ability to retain existing personnel and recruit and retain qualified personnel; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Optium Corporation undertakes no obligation to update or revise its forward looking statements contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Optium Corporation, see the disclosure contained in Optium Corporation’s public filings with the Securities and Exchange Commission, including the risk factors included in Optium Corporation’s Quarterly Report on Form 10-Q, filed December 13, 2007.  All filings are available through the SEC’s website at www.sec.gov or from Optium Corporation’s web site at www.optium.com.

Optium Second Quarter Fiscal Year 2008 Results:

Consolidated Statement of Operations, GAAP Basis (in thousands, except per share amounts):

	Three months ended			Six months ended
	February 2, 2008	November 3, 2007	January 27, 2007	February 2, 2008	January 27, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$40,294	$36,120	$34,139	$76,414	$64,149
Cost of revenues	29,413	26,451	24,214	55,864	45,519
Gross profit	10,881	9,669	9,925	20,550	18,630

Operating expenses:
Research and product development	5,995	5,037	3,513	11,032	6,509
Selling, general and administrative	6,231	6,351	3,359	12,582	6,186
Total operating expenses	12,226	11,388	6,872	23,614	12,695
Income (loss) from operations	(1,345)	(1,719)	3,053	(3,064)	5,935
Interest and other income (expense), net	614	706	1,102	1,319	1,158
Income (loss) before income tax	(731)	(1,013)	4,155	(1,745)	7,093
Income tax provision	69	66	293	134	472
Net income (loss)	$(800)	$(1,079)	$3,862	$(1,879)	$6,621

Net income (loss) per share:
Basic	$(0.03)	$(0.04)	$0.16	$(0.07)	$0.48
Diluted	$(0.03)	$(0.04)	$0.15	$(0.07)	$0.28

Weighted average shares outstanding:
Basic	25,452	25,434	24,592	25,443	13,668
Diluted	25,452	25,434	26,592	25,443	23,564

Use of Non-GAAP Financial Measures

In evaluating the operating performance of its business, Optium’s management utilizes non-GAAP financial measures that exclude certain charges and credits that are required by GAAP. These items, which are identified in the table below, share one or more of the following characteristics: they are unusual and Optium does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; or they are unrelated to the ongoing operation of the business in the ordinary course.  The Company believes these non-GAAP financial measures are useful indications of the Company’s baseline operating performance before gains, losses or other charges that are considered by management to be outside of the Company’s core operating results.  A reconciliation of each of the non-GAAP financial measures to the nearest GAAP financial measure is set forth in the table below.

Please see Appendix A for additional information about this table.

Reconciliation of GAAP and Non-GAAP Financial Measures (in thousands, except per share data)

	Three months ended			Six months ended
	February 2, 2008	November 3, 2007	January 27, 2007	February 2, 2008	January 27, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP to non-GAAP gross profit:
GAAP gross profit	$10,881	$9,669	$9,925	$20,550	$18,630
GAAP gross profit margin	27.0%	26.8%	29.1%	26.9%	29.0%
Non-GAAP adjustments to gross profit:
Cost of revenues:
Stock-based compensation (a)	84	60	10	144	11
Total non-GAAP adjustments to gross profit	84	60	10	144	11
Non-GAAP gross profit	$10,965	$9,729	$9,935	$20,694	$18,641
Non-GAAP gross profit margin	27.2%	26.9%	29.1%	27.1%	29.1%

Reconciliation of GAAP to non-GAAP net income (loss) and non- GAAP net income (loss) per share:
GAAP net income (loss)	$(800)	$(1,079)	$3,862	$(1,879)	$6,621
Cost of revenues:
Stock-based compensation (a)	84	60	10	144	11
Operating expenses:
Research and product development
Stock-based compensation (a)	492	362	22	854	24
Selling, general and administrative
Amortization of purchased intangibles	101	101	—	202	—
Duplicate facility costs during facility move	65	—	216	65	439
Patent litigation expenses	774	1,999	265	2,773	319
Stock-based compensation (a)	1,009	644	208	1,653	397
Deferred tax adjustment	32	35	—	67	—
Income tax (benefit) provision on non-GAAP adjustments	(53)	(70)	(36)	(123)	(57)
Non-GAAP net income (loss)	$1,704	$2,052	$4,547	$3,756	$7,754

GAAP net income (loss) per share:
Basic	$(0.03)	$(0.04)	$0.16	$(0.07)	$0.48
Diluted	$(0.03)	$(0.04)	$0.15	$(0.07)	$0.28

Shares used in computing GAAP net income (loss) per share:
Basic	25,452	25,434	24,592	25,443	13,668
Diluted	25,452	25,434	26,592	25,443	23,564

Non-GAAP net income (loss) per share:
Basic	$0.07	$0.08	$0.18	$0.15	$0.57
Diluted	$0.07	$0.08	$0.17	$0.14	$0.33

Shares used in computing non-GAAP net income (loss) per share:
Basic	25,452	25,434	24,592	25,443	13,668
Diluted	26,178	26,347	26,592	26,364	23,564

(a) Of the aggregate $1,585, $1,066 and $2,651 stock-based compensation expense for the three months ended February 2, 2008 and November 3, 2007 and the six months ended February 2, 2008, respectively, $233, $91 and $324, respectively, relates to stock-based compensation expense resulting from one-year restricted stock unit grants made in satisfaction of certain bonus payments under the Company’s employee and executive bonus plans.

Condensed Consolidated Balance Sheets

(in thousands)

	February 2, 2008	July 28, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,805	$25,359
Short-term investments	4,597	36,018
Accounts receivable, net	30,345	21,853
Inventories, net	23,834	20,684
Restricted cash	68	68
Deferred tax asset, current portion	6,071	4,976
Prepaid expenses and other current assets	1,873	1,039
Total current assets	114,593	109,997

Property and equipment, net	14,482	9,124
Goodwill	38,509	37,923
Deferred tax asset, non-current portion	7,745	8,881
Intangible assets, net	1,806	2,006
Other assets	433	170
Total assets	$177,568	$168,101

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$26,756	$20,222
Accrued expenses	5,969	4,389
Accrued warranty	392	359
Current portion of debt	41	46
Total current liabilities	33,158	25,016
Long-term debt, net of current portion	3	17
Other long-term liabilities	361	189
Total liabilities	33,522	25,222

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital-common stock	193,324	191,118
Deferred compensation	(674)	(924)
Treasury stock	(2,762)	(2,762)
Accumulated deficit	(48,370)	(46,395)
Accumulated other comprehensive income	2,525	1,839
Total stockholders’ equity	144,046	142,879

Total liabilities and stockholders’ equity	$177,568	$168,101

Consolidated Statements of Cash Flows

(in thousands)

	Six months	Six months
	February 2, 2008	January 27, 2007
Cash flows from operating activities:	(unaudited)	(unaudited)
Net income (loss)	$(1,879)	$6,621
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,001	1,318
Stock-based compensation	2,195	433
Provision for doubtful accounts	(13)	38
Loss on disposal of property and equipment	—	9
Change in deferred taxes	76	—
Changes in operating assets and liabilities:
Accounts receivable	(8,591)	(2,624)
Inventories, net	(2,969)	(3,801)
Prepaid expenses and other current assets	(915)	(741)
Other assets	(242)	(128)
Accounts payable	6,455	(2,011)
Accrued expenses	1,621	753
Other current liabilities	—	(2,640)
Warranty liabilities	32	39
Other long term liabilities	19	127
Net cash used in operating activities	$(2,210)	$(2,607)
Cash flows from investing activities:
Purchase of property and equipment	(6,873)	(2,299)
Proceeds from sale of property and equipment	—	30
Release of restricted cash	180	—
Purchases of marketable securities	(35,854)	(27,819)
Maturities and sales of marketable securities	67,275	8,384
Net cash provided by (used in) investing activities	$24,728	$(21,704)
Cash flows from financing activities:
Payments of line of credit	(19)	(671)
Net proceeds from initial public offering	—	95,378
Proceeds from exercise of employee stock options	13	38
Net cash (used in) provided by financing activities	$(6)	$94,745

Effect of exchange rate changes on cash and cash equivalents	(66)	(12)

Net increase in cash and cash equivalents	22,446	70,422
Cash and cash equivalents, beginning of period	25,359	10,377
Cash and cash equivalents, end of period	$47,805	$80,799

Appendix A

In calculating the non-GAAP financial measures contained elsewhere in this release, the Company adjusted its GAAP results to exclude certain charges and credits that are required by GAAP as follows:

•                  Stock-based compensation expense — The Company incurs stock-based compensation expense with respect to equity incentive awards made to employees, directors and other service providers, including (a) long-term equity incentive awards made to new hires and existing employees and (b) equity incentive awards made in satisfaction of certain bonus payments as earned under the Company’s executive and employee bonus plans, which can be satisfied with equity incentive awards or cash at the option of the Company.

•                  Amortization of purchased intangibles - The Company purchased intangible technology assets from Microdisplay Corporation in July 2007 and is amortizing the purchase price of these purchased intangibles over a five year useful life.

•                  Duplicate facility costs during facility move - The Company has incurred duplicate facility costs during facility move as a result of (a) the execution of a lease for its current U.S. operating facility and the early termination of the lease for its prior U.S. operating facility and (b) the execution of a lease for its future Australian operating facility.  The Company completed the U.S. facility relocation during the third quarter of fiscal 2007 and expects to complete the Australian facility relocation during calendar 2008.

•                  Patent litigation expenses - Since the first quarter of fiscal 2007, the Company has incurred expenses in connection with the defense of patent infringement lawsuits brought against Optium with respect to certain of Optium’s cable TV products.

•                  Deferred tax adjustment - The Company recognized a tax benefit in July 2007 as the result of removal of valuation allowances associated with NOLs and other credits in the United States and, as a result, will incur non-cash tax expense in certain future taxable periods.

While non-GAAP financial measures are not calculated in accordance with GAAP or alternatives for measures calculated in accordance with GAAP, the Company believes that providing this information to investors, in addition to GAAP measures, allows investors to better evaluate its current core operating performance relative to prior periods and its financial results in comparison to its competitors.  However, non-GAAP financial measures:

•                  are not measures of financial performance calculated in accordance with GAAP;

•                  do not represent financial measures as defined by GAAP; and,

•                  should not be considered as an alternative to financial measures prepared in conformity with GAAP.

Further, the Company’s non-GAAP financial measures as calculated may not be necessarily comparable to similarly titled measures reported by other companies.

Optm-F